UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                           July 14, 2008

BNL FINANCIAL CORPORATION
______________________________________________________________________
(Exact name of registrant as specified in its charter)

IOWA	0-16880	42-1239454
State or other Jurisdition	Commission File Number	IRS Employer
Of Incorporation		Identification No.

 7010 Hwy 71 W., Suite 100, Austin, TX                                                                                                                                78735
 (Address of principal executive offices)                                                                                                                                (Zip Code)

Registrant’s telephone number, including area code:   (512) 383-0220

Not Applicable________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The Company has a convertible debenture loan investment (“Debenture”) to EPSI Benefits, Inc. (“EBI”), originally dated July 25, 2001 (Exhibit 10.3 to the Company’s 10-K).  The maturity of the Debenture is August 15, 2015 and monthly principal payments were scheduled to begin on September 15, 2008, and the total principal amount is $1,357,407.

On July 14, 2008, the parties to the Debenture, BNL and EBI, entered into an amendment to the Debenture whereby the monthly principal payments will start on September 15, 2013 and the maturity date has been extended until August 15, 2020.

Under the Debenture, BNL has the right to convert the Debenture into a 51% ownership in EBI.  Such conversion right will continue during the extended maturity of the Debenture.

Also see, Item 2.06 Material Impairments below.

Section 2 – Financial Information

Item 2.06 Material Impairments

Because of the extensions of the commencement of principal payments and maturity of the Debenture described in Item 1.01, above, the Company will be analyzing the probability of an adjustment to the book value of the Debenture in accordance with applicable generally accepted accounting principles and also evaluating whether such an adjustment may be a material charge.

All of this will apply to the Company’s financial statements reported in the Company’s SEC Report on Form 10-Q for the period ended June 30, 2008, which is to be filed on August 15, 2008.

Preliminarily, using what may be the applicable discounted cash flow analysis, the Company estimates that such an adjustment in the book value of the Debenture may be a downward charge in the approximate amount of $200,000.  At the present time, there is no definitive conclusion whether such adjustment will constitute a material adjustment overall to the Company’s financial statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNL FINANCIAL CORPORATION
(Registrant)

Date: July 17, 2008
               /s/   Barry N. Shamas

Barry N. Shamas
Executive Vice President and
Chief Operating Officer